Exhibit 99.1

Bob Evans Farms Signs a Letter of Intent for a $200 Million Sale-Leaseback Transaction of 145 Restaurant Properties

NEW ALBANY, Ohio – December 21, 2015 – Bob Evans Farms, Inc. (NASDAQ: BOBE) today announced it signed a letter of intent to sell 145 restaurant properties to Mesirow Realty Sale-Leaseback, Inc., an affiliate of Mesirow Financial Holdings, Inc., for $200 million. The Company expects the transaction to close during its fourth fiscal quarter ending April 29, 2016, and to yield net proceeds of approximately $165 to $170 million.

The properties will be leased under an absolute triple-net single master lease agreement under which the lessee will continue to be responsible for all costs related to taxes, insurance, maintenance, repairs, and replacements. The primary term of the lease, which will be treated as an operating lease, is 20 years with up to five successive five-year renewal options. Annual straight-line rent expense, inclusive of a 1.5% annual escalator, will be approximately $15.4 million, excluding amortization of deferred gains.

Chief Administrative Officer and Chief Financial Officer Mark Hood said, “Completion of this transaction, after the previously announced sale-leaseback of two manufacturing facilities, marks another major milestone in the Company’s efforts to monetize a significant portion of its real estate assets. We expect to use the net proceeds from this transaction to pay down debt and to repurchase shares, while maintaining prudent leverage.”

Successful execution and completion of the transaction are subject to property due diligence, definitive documentation, and the normal conditions of closing.

Franchise Capital Advisors along with Quantum Global LLC served as lead arrangers while J.P. Morgan Chase & Co. served as financial advisor to the Company on this transaction.

Information concerning this event was filed by the Company today with the Securities and Exchange Commission and can be obtained at www.sec.gov.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain statements in this news release that are not historical facts are forward-looking statements. Forward-looking statements involve various important assumptions, risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events. We discuss these factors and events, along with certain other risks, uncertainties and assumptions, under the heading “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended April 24, 2015, and in our other filings with the Securities and Exchange Commission. We note these factors for investors as contemplated by the Private Securities Litigation Reform Act of 1995. Predicting or identifying all such risk factors is impossible. Consequently, investors should not consider any such list to be a complete set of all potential risks and uncertainties. Any strategic transaction with respect to our headquarters or a portion of our restaurant real estate remains subject to evaluation by the Board and there can be no assurance if and when any such transaction will be undertaken or consummated. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update any forward-looking statement to reflect circumstances or events that occur after the date of the statement to reflect unanticipated events. All subsequent written and oral forward-looking statements attributable to us or any person acting on behalf of the Company are qualified by the cautionary statements in this section.

About Bob Evans Farms, Inc.

Bob Evans Farms, Inc. owns and operates full-service restaurants under the Bob Evans Restaurants brand name. At the end of the second fiscal quarter (October 23, 2015), Bob Evans Restaurants owned and operated 547 family restaurants in 18 states, primarily in the Midwest, mid-Atlantic and Southeast regions of the United States. Bob Evans Farms, Inc., through its BEF Foods segment, is also a leading producer and distributor of refrigerated side dishes, pork sausage and a variety of refrigerated and frozen convenience food items under the Bob Evans and Owens brand names. For more information about Bob Evans Farms, Inc., visit www.bobevans.com.

About Mesirow Realty Sale-Leaseback, Inc.

Mesirow Realty Sale-Leaseback, Inc. is the net-lease real estate investment arm of Mesirow Financial, a highly respected, Chicago based privately-held investment bank and capital management firm founded in 1937.

Contact:

Scott C. Taggart

Vice President, Investor Relations

(614) 492-4954

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